Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Operating Results for Third Quarter 2015

New York, November 6, 2015 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties, announced today its financial and operating results for the third quarter ended September 30, 2015.

Third Quarter Results

•	Net Income: Net income attributable to stockholders of $5.4 million or $0.03 per share on a fully diluted basis

•	FFO: Funds from Operations (“FFO”) of $28.4 million or $0.17 per share on a fully diluted basis

•	Core FFO: Core Funds from Operations (“Core FFO”) of $32.0 million or $0.19 per share on a fully diluted basis

•	AFFO: Adjusted Funds from Operations (“AFFO”) of $31.2 million or $0.18 per share on a fully diluted basis

•	Key Metrics: Key real estate portfolio metrics at September 30, 2015 include:

o	329 net lease assets / 18.7 million total square feet

o	100% total occupancy

o	11.5 year weighted average remaining portfolio lease term

o	89% of portfolio Net Operating Income (“NOI”) with contractual rent increases

o	60% U.S. and 40% Europe (based on purchase price)

o	55% Office, 30% Industrial and 15% Retail (based on purchase price)

•	Outlook: The outlook remains strong, and the Company continues to target an annual Pro Forma AFFO Run Rate for year-end 2015 of $0.82 per fully diluted share (1)

A description of non-GAAP financial measures and reconciliations to GAAP measures, as well as other GAAP financial information, can be found starting on page eight of this press release.

As a result of the significant increase in the property portfolio during 2014, the Company does not believe an evaluation of results for this quarterly period against the third quarter 2014 provides a meaningful comparison.

1)	Pro Forma Run Rate AFFO per share represents the AFFO from the existing portfolio including the impact of the contractual rent increases and in-place currency hedges adjusted to reflect the full year impact of the following pro forma adjustments: adjusted general and administrative expenses to reflect GNL’s transition to a publicly listed company (including base management fee, incentive fee and reimbursable expenses) and $206.1 million of acquisitions completed in the third quarter. AFFO is a non-GAAP performance metric.

Third Quarter Highlights

•	Invested $206.1 million during the third quarter of 2015, achieving its stated second half 2015 goal of $200 million of acquisitions. These investments are highly accretive and deliver:

o	14.7 years weighted average remaining lease term

o	$16.9 million approximate total annual rent

o	8.2% initial NOI yield

“We are pleased to report another solid quarter of operating performance built on the foundation of our best-in-class portfolio of assets,” said Scott Bowman, Chief Executive Officer of GNL. “In addition to stable cash flows from our high-quality tenants, we achieved our targeted goal of $200 million of investments for the second half of 2015, ahead of original expectations. We have a strong and flexible capital structure and balance sheet. Taking into consideration our recent investment activity and embedded rental growth in our existing portfolio, we remain focused on reaching our target year-end Pro Forma Run Rate AFFO of $0.82 per fully diluted share.”

Property Portfolio Composition at September 30, 2015

The Company’s diversified property portfolio consisted of 329 net lease assets located in five countries and comprising 18.7 million total square feet leased to 86 tenants across 39 industries. The real estate portfolio attributes included:

•	High Quality NOI: 79% of NOI derived from investment grade rated or implied investment grade rated tenants

•	Substantial Contractual Rent Increases: 89% of portfolio NOI with contractual rent increases

•	Prudent U.S./Europe Allocation: 60% U.S. and 40% Europe (based on purchase price)

•	Strong Product Mix: 55% Office, 30% Industrial and 15% Retail (based on purchase price)

•	100% Occupancy

•	Long Average Remaining Lease Term: Weighted average remaining portfolio lease term of 11.5 years

“During the third quarter, we invested an additional $206.1 million acquiring 18 new properties across the U.S. and Europe, while also expanding our presence at one existing property,” said Andrew Winer, GNL’s President and Chief Investment Officer. “Looking ahead, we remain focused on continuing to build a high-quality portfolio of properties that are strategically important to our tenants’ core operating businesses. We continue to see attractive acquisition opportunities both in the United States and in Europe and remain committed to growing our global net lease portfolio.”

Capital Structure and Liquidity Resources

At September 30, 2015, the Company had $32.1 million of cash and cash equivalents and $4.6 million available under its revolving credit facility. The Company’s net debt to enterprise value was 43.3% with enterprise value of $2.8 billion based on the September 30, 2015 closing share price of $9.20 and total combined debt of $1.2 billion at quarter end, including $509.4 million of mortgage debt.

As of September 30, 2015, the Company’s total combined debt had a weighted average interest rate cost of 2.5%, consisting of 67.8% fixed rate and 32.2% floating rate debt.

Patrick Goulding, GNL’s Chief Financial Officer, added, “The Company continues to maintain a flexible capital structure and our portfolio generated solid and robust underlying cash flows during the third quarter. The inherent quality and credit-worthiness of our tenants, combined with our disciplined hedging strategies provides a strong cash-flow foundation and allows us considerable financial flexibility to manage and enhance GNL’s portfolio.”

Conference Call

GNL will host a conference call on November 6, 2015 at 11:00 a.m. ET to discuss financial and operating results for the third quarter 2015.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.

To listen to the live call, please go to GNL's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 0829821

Conference Replay*

Domestic Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10074503

*Available one hour after the end of the conference call through February 5, 2016 at 9:00 a.m. ET.

(Participants will be required to state their name and company upon entering call).

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

The discussion regarding 2015 projected Pro Forma Run Rate AFFO includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described under “Risk Factors” section of the Company’s Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and “Forward-Looking Statements.” The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@globalnetlease.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)

Global Net Lease, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Real estate investments, at cost:
Land	$344,767	$326,696
Buildings, fixtures and improvements	1,702,345	1,519,558
Construction in progress	28	9,706
Acquired intangible lease assets	524,264	484,079
Total real estate investments, at cost	2,571,404	2,340,039
Less accumulated depreciation and amortization	(109,922)	(42,568)
Total real estate investments, net	2,461,482	2,297,471
Cash and cash equivalents	32,080	64,684
Restricted cash	4,076	6,104
Derivatives, at fair value	5,451	13,638
Investment securities, at fair value	-	490
Prepaid expenses and other assets	39,016	24,873
Due from affiliates	53	500
Deferred tax assets	2,905	2,102
Goodwill and other intangible assets, net	3,390	3,665
Deferred financing costs, net	13,785	15,270
Total Assets	$2,562,238	$2,428,797

Liabilities and Equity
Mortgage notes payable	$509,427	$281,186
Mortgage premium, net	798	1,165
Credit facility	735,357	659,268
Below-market lease liability, net	28,878	21,676
Derivatives, at fair value	7,256	6,115
Listing note, at fair value	3,380	-
Due to affiliates	943	400
Accounts payable and accrued expenses	22,698	19,357
Prepaid rent	12,890	12,252
Current taxes payable	3,166	-
Dividends payable	249	10,709
Total liabilities	1,325,042	1,012,128

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 168,936,633 and 177,933,175 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	1,692	1,782
Additional paid-in capital	1,482,222	1,575,592
Accumulated other comprehensive loss	(4,277)	(5,589)
Accumulated deficit	(255,460)	(155,116)
Total stockholders' equity	1,224,177	1,416,669
Non-controlling interests	13,019	-
Total equity	1,237,196	1,416,669
Total Liabilities and Equity	$2,562,238	$2,428,797

Global Net Lease, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Revenues:
Rental income	$47,836	$47,234	$25,400
Operating expense reimbursements	2,416	1,834	502
Total revenues	50,252	49,068	25,902

Expenses:
Property operating	3,355	3,377	1,428
Operating fees to affiliate	4,902	4,065	219
Acquisition and transaction related	4,680	212	29,124
Listing fees	-	18,503	-
Vesting of Class B units	-	14,480	-
Change in fair value of listing note	(1,050)	4,430	-
General and administrative	2,014	1,892	740
Equity based compensation	1,917	503	72
Depreciation and amortization	22,949	22,089	15,126
Total expenses	38,767	69,551	46,709
Operating income (loss)	11,485	(20,483)	(20,807)

Other income (expense):
Interest expense	(9,041)	(7,947)	(4,081)
Income from investments	8	-	-
Losses on foreign currency	-	-	(737)
Realized losses on investment securities	(66)	-	-
Gains (losses) on derivative instruments	2,310	(3,736)	849
Gains (losses) on hedges and derivatives deemed ineffective	1,505	(508)	-
Unrealized (losses) gains on non-functional foreign currency advances not designated as net investment hedges	-	(11,842)	-
Other income	(10)	12	148
Total other income (expense), net	(5,294)	(24,021)	(3,821)
Net income (loss) before income taxes	6,191	(44,504)	(24,628)
Income tax (expense) benefit	(703)	(1,303)	70
Net income (loss)	5,488	(45,807)	(24,558)
Attributable to non-controlling interest	(56)	143	-
Net income (loss) attributable to stockholders	$5,432	$(45,664)	$(24,558)

Other comprehensive income (loss):
Cumulative translation adjustment	836	9,134	(7,269)
Designated derivatives, fair value adjustments	(6,149)	4,935	6,639
	(5,313)	14,069	(630)

Comprehensive income (loss)	175	(31,738)	(25,188)

Attributable to non-controlling interest	40	29	-
Comprehensive income (loss) attributable to stockholders	$215	$(31,709)	$(25,188)

Basic Earnings Per Share:
Basic net income (loss) per share attributable to stockholders	$0.03	$(0.25)	$(0.14)
Basic weighted average shares outstanding	168,948,345	180,380,436	175,401,867

Diluted Earnings Per Share:
Diluted net income (loss) per share attributable to stockholders	$0.03	$(0.25)	$(0.14)
Diluted weighted average shares outstanding	169,136,283	180,380,436	175,401,867

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	September 30, 2015

Net income (loss) attributable to stockholders (in accordance with GAAP)	$5,432	$(45,664)	$25,855	$(14,377)
Depreciation and amortization	22,949	22,089	21,114	66,152
FFO (as defined by NAREIT) attributable to stockholders	28,381	(23,575)	46,969	51,775

Acquisition and transaction fees	4,680	212	1,085	5,977
Listing fees	-	18,503	-	18,503
Vesting of Class B units upon listing	-	14,480	-	14,480
Change in fair value of listing note	(1,050)	4,430	-	3,380
Core FFO	32,011	14,050	48,054	94,115

Non-cash equity based compensation	1,917	510	8	2,435
Non-cash portion of interest expense	2,306	1,994	1,944	6,244
Realized losses on investment securities	66			66
Nonrecurring general and administrative expenses (1)	188			188
Class B distributions	(94)	309	124	339
Amortization of above- and below- market leases and ground lease assets and liabilities, net	94	101	109	304
Unrealized losses (gains) on non-functional foreign currency advances not designated as net investment hedges	-	11,842	(8,907)	2,935
Straight-line rent	(3,697)	(3,437)	(4,439)	(11,573)
Amortization of mortgage premium	(123)	(202)	(42)	(367)
(Gains) losses on derivative instruments (2)	-	-	-	-
(Gains) losses on on hedges and derivatives deemed ineffective	(1,505)	508	(1,448)	(2,445)
AFFO	$31,163	$25,675	$35,403	$92,241

(1)	Represents our estimate of non-recurring internal audit service fees.
(2)	During the third quarter 2015, we no longer adjust AFFO for (gains) losses on derivative instruments. As a result of this change, we revised the prior period amounts in our reconciliation of AFFO. AFFO for three months ended June 30, 2015 and March 31, 2015 were previously reported as $29,411 and $31,192, respectively, when including the (gains) losses on derivatives instruments of $3,736 and $(4,211) for each of these respective periods.

Non-GAAP Financial Measures

These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations as determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Each of the amounts included in the calculation of Funds from Operations ("FFO"), Core Funds from Operations (“Core FFO”), and AFFO are computed in accordance with GAAP.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. We also exclude dividends on Class B OP Units as the related shares are assumed to have converted to common stock in our calculation of fully diluted weighted average shares of common stock. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the ability to fund dividends or distributions in the future, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

The table above presents the items deducted or added to net income in our calculation of FFO, Core FFO and AFFO for the periods indicated. Management believes these Non-GAAP measures are more meaningful to the users of our financial statements given our Listing.